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         EXHIBIT 11.1--STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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
                                                                    TEN MONTHS
                                                       YEAR ENDED     ENDED
                                                      DECEMBER 31, DECEMBER 31,
                                                          1995         1994
                                                      ------------ ------------
Primary:
Average Common shares outstanding....................  3,661,751       929,386
Preferred Stock converted to Common shares...........  1,951,645     3,031,279
Stock options and warrants issued during the periods
 presented, prior to the initial public offering
 using the treasury method (offer price of $14 per
 share)..............................................    677,612     1,052,461
Net effect of dilutive stock options--based on the
 treasury stock method using average market price....    210,466            --
Net effect of dilutive warrants--based on the
 treasury stock method using average market price....     91,837            --
                                                       ---------   -----------
Total Shares.........................................  6,593,311     5,013,127
                                                       =========   ===========
Net income (loss)....................................  $ 117,885   $(3,739,698)
                                                       =========   ===========
Per share amount.....................................  $    0.02        $(0.75)
                                                       =========   ===========
Fully diluted:
Average Common shares outstanding....................  3,661,751       929,386
Preferred Stock converted to Common shares...........  1,951,645     3,031,279
Stock options and warrants issued during the periods
 presented, prior to the initial public offering
 using the treasury method (offer price of $14 per
 share)..............................................    677,612     1,052,461
Net effect of dilutive stock options--based on the
 treasury stock method using average market price....    210,466            --
Net effect of dilutive warrants--based on the
 treasury stock method using average market price....     91,837            --
                                                       ---------   -----------
Total shares.........................................  6,593,311     5,013,127
                                                       =========   ===========
Net income (loss)....................................  $ 117,885   $(3,739,698)
                                                       =========   ===========
Per share amount.....................................  $    0.02   $    (0.75)
                                                       =========   ===========
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